As filed with the U.S. Securities and Exchange Commission on February 9, 2021

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM F-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Global Internet of People, Inc.

(Exact name of registrant as specified in its charter)

Cayman Islands	7389	Not Applicable
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

Room 208, Building 1, No. 28 Houtun Road

Haidian District, Beijing

People’s Republic of China

+861082967728

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Cogency Global Inc.

122 East 42nd St 18th Floor

New York, NY 10168
(212) 947-7200

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With a Copy to:

Ying Li, Esq. Louis Taubman, Esq. Hunter Taubman Fischer & Li LLC 800 Third Ave., Suite 2800 New York, NY 10022 212-530-2206	Richard I. Anslow, Esq. Jonathan H. Deblinger, Esq. Wei Wang, Esq. Ellenoff Grossman & Schole LLP 1345 Avenue of the Americas, 11th Floor New York, NY 10105 212-370-1300

Approximate date of commencement of proposed sale to the public: Promptly after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933

Emerging growth company ☒

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standardsϮ provided pursuant to Section 7(a)(2)(B) of the Securities Act ☐

Ϯ  The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to Be Registered	Amount to Be Registered		Proposed Maximum Offering Price per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Ordinary Shares, par value US$0.0001 per share(1)(2)	1,288,000		$4.00	$5,152,000	$562.08
Underwriter warrants(2)(4)	—		—	—	—
Ordinary Shares underlying Underwriter warrants(2)(4)	128,800		$4.60	$592,480	$64.64
Total	1,416,800	(3)	—	$5,744,480	$626.72

(1)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(a) under the Securities Act of 1933, as amended (the “Securities Act”). There is no current market for the securities or price at which the shares are being offered.
(2)	Includes the offering price of up to an additional 168,000 additional Ordinary Shares that ViewTrade Securities, Inc. (the “Representative”) and National Securities Corporation (“National,” together with the Representative, the “Underwriters”) have the option to purchase to cover over-allotments, if any.
(3)	Pursuant to Rule 462(b) under the Securities Act of 1933, as amended, the amount of securities being registered hereunder represents no more than 20% of the securities initially registered pursuant to Registration Statement No. 333-233745. A total of 7,084,000 ordinary shares were registered under Registration Statement No. 333-233745. In no event will the aggregate amount of all securities issued by the registrant pursuant to this Registration Statement and Registration Statement No. 333-233745 exceed 8,500,800.
(4)	We have agreed to issue to the Underwriter warrants to purchase the number of Ordinary Shares (the “Underwriter Warrants”) in the aggregate equal to 10% of the shares sold at closing of the offering and shares sold to cover over-allotments, if any. The Underwriter Warrants will be exercisable at any time, and from time to time within 5 years from the effective date of this registration statement, in whole or in part, but may not be transferred nor may the shares underlying the warrants be sold until 180 days from the effective date of the offering. The exercise price of the Underwriter Warrants is equal to 115% of the public offering price per share in the offering.

The registration statement shall become effective upon filing with the Securities and Exchange Commission in accordance with Rule 462(b) under the Securities Act of 1933, as amended.

EXPLANATORY NOTE

This Registration Statement is being filed pursuant to Rule 462(b) and General Instruction V to Form F-1, both promulgated under the Securities Act of 1933, as amended. The contents of the Registration Statement on Form F-1 (File No. 333-233745) initially filed by Global Internet of People, Inc. (the “Company”) with the United States Securities and Exchange Commission (the “Commission”) on September 13, 2019, which was declared effective by the Commission on February 5, 2021, including all amendments, supplements and exhibits thereto and each of the documents filed by the Company with the Commission and incorporated or deemed to be incorporated therein, are incorporated herein by reference.

The required opinions and consents are listed on an Exhibit Index attached hereto.

EXHIBIT INDEX

Exhibit Number	Description of Exhibit
5.1	Opinion of Cayman Islands Counsel, Conyers Dill & Pearman regarding the validity of the ordinary shares being registered
5.2	Opinion of U.S. Counsel, Hunter Taubman Fischer & Li, LLC validity of the ordinary shares being registered
23.1	Consent of Friedman LLP, an independent registered public accounting firm
23.2	Consent of Conyers Dill & Pearman (included in Exhibit 5.1)
23.3	Consent of Hunter Taubman Fischer & Li LLC (included in Exhibit 5.2)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-1 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Beijing, People’s Republic of China, on February 9, 2021.

GLOBAL INTERNET OF PEOPLE, INC.

By:	/s/ Haiping Hu
Haiping Hu
Chief Executive Officer

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on February 9, 2021.

Signature	Title	Date

/s/ Haiping Hu	Chief Executive Officer and Chairman of the Board	February 9, 2021
Name: Haiping Hu	(principal executive officer)

/s/ Chao Liu	Chief Financial Officer	February 9, 2021
Name: Chao Liu	(principal accounting & financial officer)

/s/ Chenming Qi	Chief Operating Officer	February 9, 2021
Name: Chenming Qi

/s/ Haiwei Zuo	Director	February 9, 2021
Name: Haiwei Zuo

/s/ Ligang Lu	Director	February 9, 2021
Name: Ligang Lu

/s/ John G. Nossiff	Director	February 9, 2021
Name: John G. Nossiff

/s/ Allen J. Morrison	Director	February 9, 2021
Name: Allen J. Morrison

SIGNATURE OF AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the Securities Act of 1933, as amended, the undersigned, the duly authorized representative in the United States of America, has signed this registration statement thereto in New York, NY on February 9, 2021.

Cogency Global Inc.

By:	/s/ Colleen A. De Vries
Name: Colleen A. De Vries
Title: Senior Vice President on behalf of Cogency Global Inc.

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